Exhibit 99.1
ICU Medical, Inc. Announces Third Quarter 2017 Results
Company Updates FY 2017 Guidance and Provides Initial FY 2018 EBITDA and Adjusted EPS Guidance

SAN CLEMENTE, Calif., November 9, 2017 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy and critical care applications, today announced financial results for the quarter ended September 30, 2017.

Third Quarter 2017 Results

Third quarter 2017 revenue was $343.2 million, compared to $97.1 million in the same period last year. GAAP gross profit for the third quarter of 2017 was $111.6 million, as compared to $51.3 million in the same period last year. GAAP gross margin for the third quarter of 2017 was 33%, as compared to 53% in the same period last year. GAAP net income for the third quarter of 2017 was $0.1 million, or $0.01 per diluted share, as compared to GAAP net income of $18.8 million, or $1.09 per diluted share, for the third quarter of 2016.

Adjusted net sales for the third quarter of 2017 was $334.6 million. Adjusted gross profit for the third quarter of 2017 was $122.8 million. Adjusted gross margin for the third quarter of 2017 was 37%. Adjusted diluted earnings per share for the third quarter of 2017 were $1.12 as compared to $1.35 for the third quarter of 2016. Also, adjusted EBITDA was $55.4 million for the third quarter of 2017 as compared to $34.0 million for the third quarter of 2016.

Adjusted net sales, adjusted gross profit, adjusted gross margin, adjusted diluted earnings per share and adjusted EBITDA are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "Third quarter revenues were in-line with our expectations and our adjusted EBITDA and adjusted earnings per share were slightly ahead of our expectations.”

Revenues by market segment for the three and nine months ended September 30, 2017 and 2016 were as follows (in millions):

	Three months ended September 30,				Nine months ended September 30,
Market Segment	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Infusion Consumables	$92.7	$82.8	$9.9	12.0%	$245.9	$242.7	$3.2	1.3%
IV Solutions	143.7	—	143.7	*	375.5	—	375.5	*
Infusion Systems	82.8	—	82.8	*	202.6	—	202.6	*
Critical Care	12.9	14.0	(1.1)	(7.9)%	37.2	40.3	(3.1)	(7.7)%
Other	11.1	0.3	10.8	3,600.0%	61.3	0.7	60.6	8,657.1%
	$343.2	$97.1	$246.1	253.5%	$922.5	$283.7	$638.8	225.2%
* Not Applicable

The Company ended the third quarter of 2017 with a strong balance sheet. As of September 30, 2017, cash, cash equivalents and short and long-term investment securities totaled $325.3 million, working capital was $711.6 million and long-term debt obligations were $75 million.

Fiscal Year 2017 Guidance Update and Initial Fiscal 2018 Guidance

The Company is modifying its full year 2017 guidance of adjusted EBITDA from a range of $180 million to $190 million to a range of $195 million to $205 million and adjusted earnings per share from a range of $3.80 to $4.20 to a range of $4.20 to $4.80. The Company is also providing initial 2018 adjusted EBITDA guidance in the range of $240 million to $260 million and initial 2018 adjusted EPS in the range of $6.05 to $6.65.

Conference Call

The Company will host a conference call to discuss third quarter 2017 financial results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 99528019. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical devices used in vascular therapy, and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed transfer devices for hazardous drugs, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, and our recently completed acquisition of the Hospira infusion systems business. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers and the Company’s ability to meet expectations regarding the integration of the Hospira infusion systems business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2016 and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2017	December 31, 2016
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$300,614	$445,082
Short-term investment securities	9,591	—
Cash, cash equivalents and investment securities	310,205	445,082
Accounts receivable, net	105,090	56,161
Inventories	320,341	49,264
Income tax receivable	12,105	11,235
Prepaid expenses and other current assets	146,471	7,355
Assets held for sale	12,489	—
TOTAL CURRENT ASSETS	906,701	569,097

PROPERTY AND EQUIPMENT, net	390,526	85,696
LONG-TERM INVESTMENT SECURITIES	15,140	—
OTHER ASSETS	35,192	—
GOODWILL	6,687	5,577
INTANGIBLE ASSETS, net	152,338	22,383
DEFERRED INCOME TAXES	16,390	21,935
TOTAL ASSETS	$1,522,974	$704,688
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$44,685	$14,641
Accrued liabilities	146,147	25,896
Income tax liability	4,263	—
TOTAL CURRENT LIABILITIES	195,095	40,537

EARN-OUT LIABILITY	32,000	—
LONG-TERM OBLIGATIONS	75,000	—
OTHER LONG-TERM LIABILITIES	68,034	1,107
DEFERRED INCOME TAXES	9,491	1,370
INCOME TAX LIABILITY	1,519	1,519
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	—
Common stock	2,002	1,633
Additional paid-in capital	607,694	162,828
Treasury stock	(2)	(14)
Retained earnings	535,919	516,980
Accumulated other comprehensive loss	(3,778)	(21,272)
TOTAL STOCKHOLDERS' EQUITY	1,141,835	660,155
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,522,974	$704,688
(1) December 31, 2016 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
REVENUES:
Net sales	$343,084	$97,098	$921,544	$283,659
Other	152	10	945	25
TOTAL REVENUE	343,236	97,108	922,489	283,684
COST OF GOODS SOLD	231,638	45,835	633,884	133,046
GROSS PROFIT	111,598	51,273	288,605	150,638
OPERATING EXPENSES:
Selling, general and administrative	76,820	22,362	226,812	66,828
Research and development	12,769	3,650	37,377	10,301
Restructuring, strategic transaction and integration	18,711	2,806	68,033	4,339
Change in fair value of earn-out	7,000	—	13,000	—
TOTAL OPERATING EXPENSES	115,300	28,818	345,222	81,468
(LOSS) INCOME FROM OPERATIONS	(3,702)	22,455	(56,617)	69,170
BARGAIN PURCHASE GAIN	8,534	346	71,771	1,456
INTEREST EXPENSE	(705)	(58)	(1,743)	(135)
OTHER INCOME (EXPENSE), net	583	283	(2,030)	584
INCOME BEFORE INCOME TAXES	4,710	23,026	11,381	71,075
(PROVISION) BENEFIT FOR INCOME TAXES	(4,574)	(4,220)	7,558	(17,503)
NET INCOME	$136	$18,806	$18,939	$53,572
NET INCOME PER SHARE
Basic	$0.01	$1.16	$0.97	$3.32
Diluted	$0.01	$1.09	$0.92	$3.13
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	19,984	16,200	19,433	16,113
Diluted	21,106	17,286	20,603	17,100

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine months ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,939	$53,572
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,512	14,351
Provision for doubtful accounts	1,906	—
Provision for warranty and returns	3,639	(22)
Stock compensation	13,387	11,464
Loss on disposal of property and equipment	3,177	40
Bargain purchase gain	(71,771)	(1,456)
Bond premium amortization	12	1,026
Change in fair value of earn-out	13,000	—
Other	1,690	69
Changes in operating assets and liabilities:
Accounts receivable	(51,498)	4,736
Inventories	148,482	(6,635)
Prepaid expenses and other assets	(125,403)	(2,228)
Accounts payable	17,551	(1,587)
Accrued liabilities	63,234	(7,314)
Income taxes, including excess tax benefits and deferred income taxes	(13,982)	2,691
Net cash provided by operating activities	69,875	68,707
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(51,702)	(15,018)
Proceeds from sale of assets	2	1
Business acquisitions, net of cash acquired	(157,097)	(2,584)
Intangible asset additions	(3,718)	(861)
Purchases of investment securities	(24,743)	(111,575)
Proceeds from sale of investment securities	—	45,429
Net cash used in investing activities	(237,258)	(84,608)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	19,967	15,830
Proceeds from employee stock purchase plan	2,705	2,361
Purchase of treasury stock	(3,951)	(17,155)
Net cash provided by financing activities	18,721	1,036
Effect of exchange rate changes on cash	4,194	1,664
NET DECREASE IN CASH AND CASH EQUIVALENTS	(144,468)	(13,201)
CASH AND CASH EQUIVALENTS, beginning of period	445,082	336,164
CASH AND CASH EQUIVALENTS, end of period	$300,614	$322,963

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted net sales, adjusted gross profit, adjusted gross profit margin, adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted net sales includes/excludes the following items from net sales:

Excludes contract manufacturing revenue: We manufacture certain products for Pfizer at cost in accordance with a manufacturing services agreement. We do not include the contract manufacturing revenue in our adjusted net sales as the revenue under this agreement was negotiated contemporaneously with our acquisition of the Hospira infusion systems (HIS) business from Pfizer and is not indicative of a normal market transaction.

Includes ICU intercompany sales to the HIS business: We include intercompany sales to the HIS business for inventory that we previously sold to Pfizer, which remained on the opening balance sheet of the HIS business at the time we acquired it from Pfizer.

Adjusted gross profit excludes the following from gross profit:

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Adjusted gross profit margin is calculated using the adjusted gross profit as a percentage of the adjusted net sales as determined above.

Adjusted EBITDA excludes the following items from net income:

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Legal settlement: Occasionally, we are involved in legal proceedings that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Bargain purchase gain: We may incur a bargain purchase gain on certain acquisitions if the fair market value of the identifiable assets acquired and liabilities assumed, net of deferred taxes exceeds the total consideration paid. We exclude such gains as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Change in fair value of earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Disposition of certain assets: Occasionally, we may dispose of certain assets if no longer needed for current operations. We exclude any gains or losses recognized on the sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, interest, net, intangible asset amortization expense, stock compensation expense, restructuring and strategic transaction, adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value, legal settlement, disposition of certain assets, change in fair value of earn-out and bargain purchase gain, which was tax free. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted net sales
	Nine months ended September 30, 2017
	Infusion Consumables	IV Solutions	Infusion Systems	Critical Care	Other	Total
GAAP net sales	$245,885	$375,494	$202,590	$37,221	$61,299	$922,489

Non-GAAP adjustments:
Contract manufacturing	—	(51,868)	—	—		(51,868)
ICU intercompany sales to the HIS business	44,903	—	—	—		44,903
Non-GAAP net sales	$290,788	$323,626	$202,590	$37,221	$61,299	$915,524

	Adjusted net sales
	Nine months ended September 30, 2016
	Infusion Consumables	IV Solutions	Infusion Systems	Critical Care	Other	Total
GAAP net sales	$242,732	$—	$—	$40,291	$661	$283,684

Non-GAAP adjustments:
Contract manufacturing	—	—	—	—	—	—
ICU intercompany sales to the HIS business	—	—	—	—	—	—
Non-GAAP net sales	$242,732	$—	$—	$40,291	$661	$283,684

	Adjusted net sales
	Three months ended September 30, 2017
	Infusion Consumables	IV Solutions	Infusion Systems	Critical Care	Other	Total
GAAP net sales	$92,612	$143,710	$82,798	$12,950	$11,166	$343,236

Non-GAAP adjustments:
Contract manufacturing	—	(16,164)	—	—		(16,164)
ICU intercompany sales to the HIS business	7,484	—	—	—		7,484
Non-GAAP net sales	$100,096	$127,546	$82,798	$12,950	$11,166	$334,556

	Adjusted net sales
	Three months ended September 30, 2016
	Infusion Consumables	IV Solutions	Infusion Systems	Critical Care	Other	Total
GAAP net sales	$82,825	$—	$—	$14,047	$236	$97,108

Non-GAAP adjustments:
Contract manufacturing	—	—	—	—	—	—
ICU intercompany sales to the HIS business	—	—	—	—	—	—
Non-GAAP net sales	$82,825	$—	$—	$14,047	$236	$97,108

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except per share data)

	Adjusted gross profit		Adjusted gross profit
	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
GAAP gross profit	$111,598	$51,273	$288,605	$150,638

Non-GAAP adjustments:
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	11,180	—	66,313	—
Non-GAAP gross profit	$122,778	$51,273	$354,918	$150,638
GAAP gross profit % GAAP net sales	33%	53%	31%	53%
Non-GAAP gross profit % Non-GAAP net sales	37%	53%	39%	53%

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except per share data)

	Adjusted EBITDA		Adjusted EBITDA
	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
GAAP net income	$136	$18,806	$18,939	$53,572

Non-GAAP adjustments:
Interest, net	123	—	858	—
Stock compensation expense	4,582	3,790	13,387	11,464
Depreciation and amortization expense	17,606	4,703	47,512	14,351
Restructuring, strategic transaction and integration	18,711	2,806	68,033	4,339
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	11,180	—	66,313	—
Legal settlement	—	—	809	—
Bargain purchase gain	(8,534)	(346)	(71,771)	(1,456)
Change in fair value of earn-out	7,000	—	13,000	—
Disposition of certain assets	—	—	2,880	—
Provision for income taxes	4,574	4,220	(7,558)	17,503
Total non-GAAP adjustments	55,242	15,173	133,463	46,201

Adjusted EBITDA	$55,378	$33,979	$152,402	$99,773

	Adjusted diluted earnings per share		Adjusted diluted earnings per share
	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
GAAP diluted earnings per share	$0.01	$1.09	$0.92	$3.13

Non-GAAP adjustments:
Interest, net	$0.01	$—	$0.04	$—
Stock compensation expense	$0.22	$0.22	$0.65	$0.67
Amortization expense	$0.17	$0.04	$0.53	$0.12
Restructuring, strategic transaction and integration	$0.89	$0.16	$3.30	$0.25
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	$0.53	$—	$3.22	$—
Legal settlement	$—		$0.04	$—
Bargain purchase gain	$(0.40)	$(0.02)	$(3.48)	$(0.09)
Change in fair value of earn-out	$0.33	$—	$0.63	$—
Disposition of certain assets	$—	$—	$0.14	$—
Estimated income tax impact from adjustments	$(0.64)	$(0.14)	$(2.52)	$(0.36)
Adjusted diluted earnings per share	$1.12	$1.35	$3.47	$3.72

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2017 Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net income	$9	$21

Non-GAAP adjustments:
Interest, net	2	2
Stock compensation expense	18	18
Depreciation and amortization expense	65	65
Restructuring, strategic transaction and integration	95	95
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	66	66
Legal settlement	1	1
Bargain purchase gain	(72)	(72)
Disposition of certain assets	3	3
Change in fair value of earn-out	13	13
Provision for income taxes	(5)	(7)
Total non-GAAP adjustments	186	184

Adjusted EBITDA	$195	$205

GAAP diluted earnings per share	$0.41	$1.01

Non-GAAP adjustments:
Interest, net	$0.10	$0.10
Stock compensation expense	$0.87	$0.87
Amortization expense	$0.72	$0.72
Restructuring, strategic transaction and integration	$4.61	$4.61
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	$3.22	$3.22
Legal settlement	$0.04	$0.04
Bargain purchase gain	$(3.49)	$(3.49)
Change in value of earn-out	$0.63	$0.63
Disposition of certain assets	$0.14	$0.14
Estimated income tax impact from adjustments	$(3.05)	$(3.05)
Adjusted diluted earnings per share	$4.20	$4.80

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2018 Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net income	$70	$83

Non-GAAP adjustments:
Stock compensation expense	17	17
Depreciation and amortization expense	76	76
Restructuring, strategic transaction and integration	50	50
Provision for income taxes	27	34
Total non-GAAP adjustments	170	177

Adjusted EBITDA	$240	$260

GAAP diluted earnings per share	$3.27	$3.87

Non-GAAP adjustments:
Stock compensation expense	$0.80	$0.80
Amortization expense	$0.75	$0.75
Restructuring, strategic transaction and integration	$2.34	$2.34
Estimated income tax impact from adjustments	$(1.11)	$(1.11)
Adjusted diluted earnings per share	$6.05	$6.65

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254